EXHIBIT 1.2(a)





                           UNDERWRITING AGREEMENT





                                                              November 15, 2001

Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903

Dear Sirs:


         We (the "Managers") understand that Textron Inc., a Delaware corporation (the "Company"), proposes to issue and sell $ 300,000,000 aggregate principal amount of its 6.375% Notes due 2008 (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the Managers agree to purchase, severally and not jointly, the principal amounts of the Offered Securities set forth opposite their names below at 97.974% of their principal amount, together with accrued interest from November 20, 2001 to the date of payment and delivery.


              Name                    Principal Amount of Offered Securities
              ----                    --------------------------------------
 J.P. Morgan Securities Inc.                       168,000,000
 Banc of America Securities LLC Credit              36,000,000
 Suisse First Boston                                36,000,000
   Corporation
 Banc One Capital Markets, Inc.                     15,000,000
 Barclays Capital Inc.                              15,000,000
 Fleet Securities, Inc.                             15,000,000
 Merrill Lynch, Pierce, Fenner &                    15,000,000
   Smith Incorporated



                                      Total:      $300,000,000




         Upon delivery of the Offered Securities, the Underwriters will make payment therefor at the offices of Simpson Thacher & Bartlett, at 10:00 A.M. (New York time) on November 20, 2001 or at such other time on November 20, 2001 as shall be designated by the Managers.



           The Offered Securities shall have the following terms:





      Maturity:                       November 15, 2008

      Interest Rate:                  6.375%

      Interest Payment Dates:         May 15 and November 15 commencing May 15,
                                      2002

      Redemption Provisions:          The Company may redeem the Offered
                                      Securities at its option, in whole or in part at any time.

      Initial Price to Public:        98.599%, plus accrued interest, if any,
                                      from November 20, 2001.




         All the provisions contained in the document entitled Textron Inc. Underwriting Agreement Standard Provisions (Debt) dated September 15, 1999 (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) the definition of "Significant Subsidiaries" set forth in paragraph (g) of Section VII and clause (b) of Exhibit A attached thereto, is amended to add Textron Fastening Systems Inc and (ii) the Prospectus Supplement shall be filed with the Securities and Exchange Commission no later than November 16, 2001.




                         Very truly yours,

                         J.P. MORGAN SECURITIES INC.
                         BANC OF AMERICA SECURITIES LLC
                         CREDIT SUISSE FIRST BOSTON
                          CORPORATION
                         BANC ONE CAPITAL MARKETS, INC.
                         BARCLAYS CAPITAL INC.
                         FLEET SECURITIES, INC.
                         MERRILL LYNCH, PIERCE, FENNER &
                          SMITH INCORPORATED
                         Acting severally on behalf of
                         themselves and the several
                         Underwriters named herein

                         By: J.P. Morgan Securities Inc.

                         By:        /s/    Maria Sramek
                                  --------------------------
                         Title:   Vice President




Accepted:

TEXTRON INC.


By:        /s/ Mary F. Lovejoy
         ----------------------------